Exhibit 10.9

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: Alison D. Waterson, Esq. Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309

THIS INSTRUMENT IS TO BE FILED FOR RECORD IN THE REAL ESTATE RECORDS OF THE COUNTY WHERE THE REAL PROPERTY IS LOCATED AND SHALL CONSTITUTE A FIXTURE FILING IN ACCORDANCE WITH THE PROVISIONS OF O.C.G.A. SECTION 11-9-502(C).

THIS INSTRUMENT SECURES FUTURE ADVANCES OR OBLIGATIONS PURSUANT TO O.C.G.A. SECTION 44-14-2.

DEED TO SECURE DEBT, SECURITY AGREEMENT AND

FIXTURE FILING

BY

BR ROSWELL, LLC,

a Delaware limited liability company,

as Grantor

TO

METLIFE HCMJV 1 REIT, LLC,

a Delaware limited liability company,

as Grantee

December 1, 2016

DEED TO SECURE DEBT, SECURITY AGREEMENT AND FIXTURE FILING

DEFINED TERMS

Execution Date: December 1, 2016

Note: The promissory note dated as of the Execution Date made by Grantor to the order of Grantee in the principal amount of $51,000,000.00 having a maturity date of December 1, 2026

Grantee & Address:                      MetLife HCMJV 1 REIT, LLC, a Delaware limited liability company

      c/o MetLife Real Estate Investors

      One Alliance Center

      3500 Lenox Road NE, Suite 1800

      Atlanta, GA 30326

      Attention: Officer in Charge

      Re: Roswell City Walk Apartments

and:       MetLife HCMJV 1 REIT, LLC

      c/o MetLife Real Estate Investors

      One Alliance Center

      3500 Lenox Road NE, Suite 1800

      Atlanta, GA 30326

      Attention: Regional Associate General Counsel

      Re: Roswell City Walk Apartments

and:       MetLife HCMJV 1 REIT, LLC

      c/o MetLife Investment Advisors, LLC

      One MetLife Way

      Whippany, NJ 07981-1449

      Attention: Associate General Counsel – MIM Unit

      Investments Law

      Re: Roswell City Walk Apartments

Grantor & Address:           BR Roswell, LLC, a Delaware limited liability company

c/o Bluerock Real Estate, LLC

712 Fifth Avenue, 9th Floor

New York, NY 10019

Attention: Michael Konig and Jordan Ruddy

with a copy to:

Kaplan Voekler Cunningham & Frank PLC

1401 East Cary Street

Richmond, Virginia 23219

Attention: S. Edward Flanagan, Esq.

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Liable Party & Address:    Bluerock Residential Growth REIT, Inc., a Maryland corporation

c/o Bluerock Real Estate, LLC

712 Fifth Avenue, 9th Floor

New York, NY 10019

Attention: Michael Konig

with a copy to:

Kaplan Voekler Cunningham & Frank PLC

1401 East Cary Street

Richmond, Virginia 23219

Attention: S. Edward Flanagan, Esq.

County and State in which the Property is located: Fulton County, State of Georgia

Loan Documents: The Note, this Deed to Secure Debt, the Loan Agreement and any other documents related to the Note and/or this Deed to Secure Debt and all renewals, amendments, modifications, restatements and extensions of these documents. Loan Agreement: Loan Agreement dated as of the Execution Date by Grantor and Grantee. Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Grantor and Liable Party in favor of Grantee. Guaranty: Guaranty of Recourse Obligations dated as of the Execution Date and executed by Liable Party. The Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents in accordance with their terms.

Defined Terms: Capitalized terms not defined below shall have the meanings ascribed to them in the Loan Agreement.

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This DEED TO SECURE DEBT, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed to Secure Debt”) is entered into as of the Execution Date by Grantor to Grantee with reference to the following Recitals:

RECITALS

A.       This Deed to Secure Debt secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Loan Agreement, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Grantee, and any other amounts required to be paid by Grantor under any of the Loan Documents, (collectively, the “Secured Indebtedness”, and sometimes referred to as the “Loan”) and (2) the full performance by Grantor of all of the terms, covenants and obligations of Grantor set forth in any of the Loan Documents (collectively, the “Other Obligations”).

B.       Grantor makes the following covenants and agreements for the benefit of Grantee or any party designated by Grantee, including any prospective purchaser of the Loan Documents or participant in the Loan, and their respective officers, employees, agents, attorneys, representatives and contractors (all of which are collectively referred to as, “Grantee”).

NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Grantor agrees as follows:

Article 1 - GRANTS OF SECURITY

Section 1.1       Real Property Grant. Grantor irrevocably sells, transfers, grants, conveys, assigns and warrants to Grantee, its successors and assigns, with power of sale, subject to the rights of Tenants under the Leases, and right of entry and possession, all of Grantor’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:

(1)       that certain real property located in the County and State which is more particularly described in Exhibit ”A” attached to this Deed to Secure Debt or any portion of the real property; all easements, rights-of-way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Grantor with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the “Land”);

(2)       all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), building materials, partitions, swimming pool filters, pumps and associated pool equipment, furniture, furnishings, supplies, computers and software, window coverings and floor coverings, lobby furnishings, microwaves, refrigerators, ranges, dishwashers, washers, dryers, all other appliances and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);

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(3)       all present and future income, rents, revenue, profits, proceeds, accounts receivables and other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Grantor, any advance payment of real estate taxes or assessments, or insurance premiums made by Grantor and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Grantor in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Deed to Secure Debt (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);

(4)       all damages, payments and revenue of every kind that Grantor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

(5)       all proceeds and claims arising on account of any damage to, or Condemnation of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

(6)       all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and

(7)       all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.

TO HAVE AND TO HOLD the Real Property, unto Grantee, its successors and assigns, IN FEE SIMPLE forever subject to the terms, covenants and conditions of this Deed to Secure Debt.

Section 1.2       Personal Property Grant. Grantor irrevocably sells, transfers, grants, conveys, assigns and warrants to Grantee, its successors and assigns, a security interest in Grantor’s interest in the following personal property which is collectively referred to as “Personal Property”:

(1)       any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

(2)       all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Grantor in common with others and all documents of membership in any owner’s association or similar group;

(3)       all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Grantor relating to the plans and specifications or to the construction of the Improvements;

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(4)       all equipment, machinery, fixtures, goods, accounts, general intangibles, letter of credit rights, commercial tort claims, deposit accounts, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of the these items;

(5)       all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale; and

(6)       all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise).

All of the Real Property and the Personal Property are collectively referred to as the “Property.”

Section 1.3       Conditions to Grant. If Grantor shall pay to Grantee the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and if Grantor shall perform and observe each of the terms, covenants and agreements set forth in the Loan Documents, then this Deed to Secure Debt and all the rights granted by this Deed to Secure Debt shall be cancelled and surrendered by Grantee in accordance with the laws of the State of Georgia (the “State”).

Article 2 - GRANTOR COVENANTS

Grantor covenants and agrees that:

Section 2.1       Performance by Grantor. Grantor shall pay the Secured Indebtedness to Grantee and shall keep and perform the Other Obligations.

Section 2.2       Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Deed to Secure Debt to the same extent and with the same force as if fully set forth herein. In the event of any conflict between the provisions of this Deed to Secure Debt and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.

Section 2.3        Warranty of Title.

(a)       Grantor warrants that it holds marketable and indefeasible fee simple absolute title to the Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to the Permitted Exceptions. The Property is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens.

(b)       Grantor further covenants to warrant and forever defend Grantee from and against all persons claiming any interest in the Property.

Section 2.4        Taxes, Liens and Other Charges.

(a)       Grantor shall pay all Impositions in accordance with the Loan Agreement.

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(b)       In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Grantee, at Grantee’s option, the Secured Indebtedness shall immediately become due and payable but without the payment of any Prepayment Fee. Notwithstanding the preceding sentence, the Grantee’s election to accelerate the Loan shall not be effective if (1) Grantor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Grantor agrees in writing to pay or reimburse Grantee in accordance with Section 7.6 of this Deed to Secure Debt for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

Section 2.5        Suits And Other Acts to Protect the Property.

(a)       Grantor shall immediately notify Grantee of the commencement, or receipt of notice, of any and all actions or proceedings or other material matter or claim (i) affecting the Property, and/or (ii) arising under any of the Leases or that is connected with the obligations, duties or liabilities of the landlord, tenant or any guarantor under any Lease, and/or (iii) affecting the interest of Grantee under the Loan Documents (collectively, “Actions”). Grantor shall appear in and defend any Actions.

(b)       Except with regard to De Minimis Actions (as hereinafter defined), Grantee shall have the right, at the cost and expense of Grantor, to institute, maintain and participate in Actions and take such other action, as it may deem appropriate in the good faith exercise of its discretion, to preserve or protect the Property and/or the interest of Grantee under the Loan Documents. Any money paid by Grantee under this Section shall be reimbursed to Grantee in accordance with Section 7.6 hereof. As used herein, “De Minimis Actions” shall mean, collectively, Actions undertaken by Grantor in the ordinary course with regard to enforcement of remedies under residential Leases upon a default of Tenants thereunder, but expressly excludes any Actions that involve any defense or counterclaim raised by Tenants.

Section 2.6      Collateral Security Instruments. Grantor covenants and agrees that if Grantee at any time holds additional security for any obligations secured by this Deed to Secure Debt, it may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed to Secure Debt. Grantee may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Deed to Secure Debt, and without waiving any breach or default of Grantor under this Deed to Secure Debt or any other Loan Document.

Section 2.7       Performance of Other Agreements. Grantor shall observe and perform each and every term, covenant and provision to be observed or performed by Grantor pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

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Article 3 - INSURANCE

Section 3.1       Required Insurance and Terms of Insurance Policies. During the term of this Deed to Secure Debt, Grantor shall obtain and maintain, or cause to be obtained and maintained, in full force and effect at all times insurance with respect to Grantor and the Property as required pursuant to the Loan Agreement.

Section 3.2       Assignment to Grantee. To the extent the insurance requirements in Section 6.1 of the Loan Agreement are satisfied using a stand-alone policy(ies) covering only the Property, then in the event of the foreclosure of this Deed to Secure Debt or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Grantor in and to such insurance policy(ies), or premiums or payments in satisfaction of claims or any other rights under these insurance policy(ies) shall pass to the transferee of the Property. Notwithstanding the foregoing to the extent the insurance requirements in Section 6.1 of the Loan Agreement are satisfied using a blanket policy then in the event of the foreclosure of this Deed to Secure Debt or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Grantor in and to any premiums or payments in satisfaction of claims or any other rights under such insurance policy(ies) relating to the Property shall pass to the transferee of the Property.

Article 4 - LEASES

Pursuant to the Assignment of Leases of even date herewith, Grantor has assigned the Leases and the Rents and Profits to Grantee. Grantor acknowledges that it is permitted to collect certain of the Rents and Profits and exercise certain rights under the Leases pursuant to a revocable license as set forth in the Assignment of Leases.

Article 5 - GRANTOR AGREEMENTS AND FURTHER ASSURANCES

Section 5.1       Further Assurances. Grantor shall, without expense to Grantee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Grantee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Grantee the Property and rights conveyed or assigned by this Deed to Secure Debt or which Grantor may become bound to convey or assign to Grantee, or for carrying out the intention or facilitating the performance of the terms of this Deed to Secure Debt or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Deed to Secure Debt. If Grantor fails to comply with the terms of this Section, Grantee may, at Grantor’s expense, perform Grantor’s obligations for and in the name of Grantor, and Grantor hereby irrevocably appoints Grantee as its attorney-in-fact to do so. The appointment of Grantee as attorney-in-fact is coupled with an interest.

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Section 5.2      Splitting of Deed to Secure Debt. Grantee, without in any way limiting Grantee’s other rights hereunder, in its sole and absolute discretion, shall have the right to divide the Loan into two or more tranches which may be evidenced by two or more notes, which notes may be pari passu or senior/subordinate, provided that (i) the aggregate principal amount of the notes immediately following such division shall equal the outstanding principal balance of the Loan and (ii) the weighted average interest rate of the Loan immediately following such division shall equal the interest rate which was applicable to the Loan immediately prior to such division. Grantor shall cooperate with reasonable requests of Grantee in order to divide the Loan and shall execute and deliver such documents as shall reasonably be required by Grantee in connection therewith, including, without limitation, new notes to replace the original Note, all in form and substance reasonably satisfactory to Grantee, provided that such documents shall contain terms, provisions and clauses (x) no less favorable to Grantor than those contained herein and in the Note, and (y) which do not increase Grantor’s obligations hereunder or decrease Grantor’s rights under the Loan Documents. If Grantee redefines the interest rate, the amount of interest payable under the modified notes, in the aggregate, shall at all times equal the amount of interest which would have been payable under the Note at the Interest Rate. In the event Grantor fails to execute and deliver such documents to Grantee within five (5) Business Days following such request by Grantee, Grantor hereby absolutely and irrevocably appoints Grantee as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Grantor ratifying all that such attorney shall do by virtue thereof.

Section 5.3       Replacement of Note. Upon notice to Grantor of the loss, theft, destruction or mutilation of the Note, Grantor will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.

Section 5.4       Subrogation. Grantee shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.

Article 6 - DUE ON SALE/ENCUMBRANCE

Section 6.1       Grantee Reliance. Grantor acknowledges that Grantee has examined and relied on the experience of Grantor and its partners, shareholders, stockholders, members, principals and (if Grantor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Grantor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Secured Indebtedness and the performance of the Other Obligations. Grantor acknowledges that Grantee has a valid interest in maintaining the value of the Property so as to ensure that, should Grantor default in the repayment of the Secured Indebtedness or the performance of the Other Obligations, Grantee can recover the Secured Indebtedness by a sale of the Property.

Section 6.2       No Transfer. Grantor shall not permit or suffer any Transfer to occur, unless specifically permitted by Article VIII of the Loan Agreement, the provisions of which such Article are hereby incorporated by reference into this Deed to Secure Debt to the same extent and with the same force as if fully set forth herein.

Section 6.3       Grantee’s Rights. Grantee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Secured Indebtedness immediately due and payable upon a Transfer without Grantee’s consent. This provision shall apply to every Transfer, other than any Transfer permitted pursuant to the Loan Agreement, regardless of whether voluntary or not, or whether or not Grantee has consented to any previous Transfer.

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Article 7 – DEFAULTS AND REMEDIES

Section 7.1       Events of Default. The term “Event of Default” as used in this Deed to Secure Debt shall have the meaning assigned to such term in the Loan Agreement.

Section 7.2       Remedies. Upon the happening of an Event of Default, the Secured Indebtedness shall, at the option of Grantee, become immediately due and payable, without further notice or demand, and Grantee may suspend any or all performance required of Grantee under the Loan Documents and may undertake any one or more of the following remedies:

(a)       Foreclosure. Institute a foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Grantee may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Grantee is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Grantee; and/or

(b)       Power of Sale. Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for Grantee to sell and dispose of the Property, either as a whole or in separate parcels as Grantee may determine, at public sale or sales at the usual place for conducting sales at the courthouse in the county where the Property or any part thereof may be located, to the highest bidder for cash, in order to pay the Secured Indebtedness, after first advertising the time, terms, and place of such sale by publishing a notice thereof once a week for four (4) consecutive weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which sheriffs’ advertisements are published in said county, all other notice being hereby waived by Grantor. Grantee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law. If the Property is sold as separate parcels, Grantee may direct the order in which the parcels are sold. Grantee may thereupon execute and deliver to the purchaser at said sale a sufficient conveyance of the Property in fee simple (without covenant or warranty, express or implied), which conveyance may contain recitals as to the happening of the Event of Default upon which the execution of the power of sale herein granted depends, and said recitals shall be presumptive evidence that all preliminary acts prerequisite to said sale and deed were in all things duly complied with. Grantee, its agents, representatives, successors, or assigns may bid and purchase at such sale and be entitled to a credit against the purchase price in the amount owed to Grantee under the Loan, and Grantor hereby constitutes and appoints Grantee or its assigns, agent, or attorney-in-fact to make such recitals, sale, and conveyance and all of the acts of such attorney-in-fact are hereby ratified. Grantor agrees that such recitals shall be binding and conclusive upon Grantor and that the conveyance to be made by Grantee or its assigns (and in the event of a deed in lieu of foreclosure, then as to such conveyance), shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, courtesy and all other exemptions of Grantor or its successors in interest in and to said Property. In the event of such a foreclosure sale, the proceeds of such sale shall be applied in whatever order Grantee in its sole discretion may decide to the outstanding principal amount of the Secured Indebtedness and interest then due thereon, and all amounts advanced by Grantee for taxes, assessments, fire insurance premiums and other charges, with interest at the Default Rate thereon from date of payment, together with all reasonable costs and charges for advertising, commissions for selling the Property, and reasonable attorneys’ fees, and Grantee will pay over any surplus to Grantor (subject to Section 12.20 of the Loan Agreement, in the event of any deficiency Grantor shall immediately on demand from Grantee pay over to Grantee, or its nominee, such deficiency). Grantor agrees that possession of the Property during the existence of the Secured Indebtedness by Grantor, or any person claiming under Grantor, shall be that of tenant under Grantee, or its assigns, and in case of a sale as herein provided, Grantor or any person in possession under Grantor (other than Tenants in accordance with the Leases) shall then become and be tenants holding over and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over. The power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, and are in addition to any and all other remedies which Grantee may have at law or in equity; and/or

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(c)       Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Grantee, in Grantee’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

(d)       Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Grantee shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Grantor or any of the Liable Party. Grantor and Liable Party shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents and Profits by Grantee or any receiver shall not affect or cure any Event of Default.

Section 7.3       Application of Proceeds. In the event of a sale of the Property pursuant to Section 7.2 of this Deed to Secure Debt, to the extent permitted by law, the Grantee shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.

Section 7.4        Waiver of Jury Trial. To the fullest extent permitted by law, Grantor and Grantee HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Note, this Deed to Secure Debt or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.

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Section 7.5       Grantee’s Right to Perform Grantor’s Obligations. Grantor agrees that, if Grantor fails to perform any act or to pay any money which Grantor is required to perform or pay under the Loan Documents, Grantee may make the payment or perform the act at the cost and expense of Grantor and in Grantor’s name or in its own name. Any money paid by Grantee under this Section 7.5 shall be reimbursed to Grantee in accordance with Section 7.6 hereof.

Section 7.6       Grantee Reimbursement. All payments made, or funds expended or advanced by Grantee pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Loan Agreement) from the date such payments are made or funds expended or advanced, (3) become due and payable by Grantor upon demand by Grantee, and (4) bear interest at the Default Rate (as defined in the Loan Agreement) from the date of such demand. Grantor shall reimburse Grantee within ten (10) days after receipt of written demand for such amounts.

Section 7.7      Fees and Expenses. If Grantee becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Grantor, the Property or the title thereto or Grantee’s interest under this Deed to Secure Debt, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Grantor shall reimburse Grantee in accordance with Section 7.6 hereof for all expenses, costs, charges and reasonable legal fees incurred by Grantee (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

Section 7.8       Waiver of Consequential and/or Punitive Damages. Grantor covenants and agrees that in no event shall Grantee be liable for consequential and/or punitive damages, and to the fullest extent permitted by law, Grantor expressly waives all existing and future claims that it may have against Grantee for consequential damages and/or punitive damages.

Article 8 – SECURITY AGREEMENT

Section 8.1       Security Agreement. THIS DEED TO SECURE DEBT CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED TO SECURE DEBT CONSTITUTES A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE IN WHICH THE PROPERTY IS LOCATED (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, GRANTEE MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR GRANTEE MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH GRANTEE’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED TO SECURE DEBT. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED TO SECURE DEBT IS RELEASED OR SATISFIED OF RECORD.

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Section 8.2       Characterization of Property. The grant of a security interest to Grantee in this Deed to Secure Debt shall not be construed to limit or impair the security title of this Deed to Secure Debt or the rights of Grantee with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

Section 8.3       Protection Against Purchase Money Security Interests. It is understood and agreed that in order to protect Grantee from the effect of U.C.C. Section 9-334, as amended from time to time and as enacted in the State, in the event that Grantor intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(a)       Before executing any security agreement or other document evidencing or perfecting the security interest, Grantor shall obtain the prior written approval of Grantee, such approval not to be unreasonably withheld. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

(b)       Grantor shall pay all sums and perform all obligations secured by the security agreement. A default by Grantor under the security agreement shall, if Grantor has failed to cure such default within any applicable notice and cure periods provided thereunder, constitute a default under this Deed to Secure Debt. If Grantor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Grantee, at its option, may pay the secured amount and Grantee shall be subrogated to the rights of the holder of the purchase money security interest.

(c)       Grantee shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

(d)       The provisions of subparagraphs (b) and (c) of this Section 8.3 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the security title and security interest of this Deed to Secure Debt in a manner satisfactory to Grantee.

Article 9 - EXCULPATION

The provisions of Section 12.20 of the Loan Agreement are hereby incorporated by reference into this Deed to Secure Debt to the same extent and with the same force as if fully set forth herein.

13	DEED TO SECURE DEBT

Article 10 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 12.5 of the Loan Agreement.

Article 11 - APPLICABLE LAW

This Deed to Secure Debt shall be construed and enforced in accordance with the laws of the State.

Article 12- MISCELLANEOUS PROVISIONS

Section 12.1     No Waiver. No single or partial exercise by Grantee, or delay or omission in the exercise by Grantee, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. During the continuance of an Event of Default, Grantee shall have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.

Section 12.2      Heirs and Assigns; Terminology.

(a)       This Deed to Secure Debt applies to Grantee, Liable Party and Grantor, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Grantor” shall include both the original Grantor and any subsequent owner or owners of any of the Property. The term “Liable Party” shall include both the original Liable Party and any subsequent or substituted Liable Party.

(b)       In this Deed to Secure Debt, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

Section 12.3     Severability. If any provision of this Deed to Secure Debt should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed to Secure Debt except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Grantee may, at its option, declare the Secured Indebtedness immediately due and payable but without the payment of any Prepayment Fee.

Section 12.4     Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Deed to Secure Debt.

Section 12.5     Time of the Essence. Time shall be of the essence with respect to all of Grantor’s obligations under this Deed to Secure Debt and the other Loan Documents.

Section 12.6    No Merger. In the event that Grantee should become the owner of the Property, there shall be no merger of the estate created by this Deed to Secure Debt with the fee estate in the Property.

14	DEED TO SECURE DEBT

Section 12.7     No Modifications. This Deed to Secure Debt may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Grantor and Grantee.

Article 13 - STATE-SPECIFIC PROVISIONS

Section 13.1     Principles Of Construction. In the event of any inconsistencies between the terms and conditions of this Article 13 and the other terms and conditions of this Deed to Secure Debt, the terms and conditions of this Article 13 shall control and be binding.

Section 13.2 – Waiver. BY EXECUTION OF THIS DEED TO SECURE DEBT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE SECURED INDEBTEDNESS AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED TO SECURE DEBT; (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS OF THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS DEED TO SECURE DEBT, AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED TO SECURE DEBT AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS DEED TO SECURE DEBT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS DEED TO SECURE DEBT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED-FOR LOAN TRANSACTION AND THAT THIS DEED TO SECURE DEBT IS VALID AND ENFORCEABLE BY GRANTEE AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

Section 13.3 – Nature of Instrument. This Deed to Secure Debt is intended to operate and to be construed as (i) a deed passing the title to the Property to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage (including, without limitation, Chapter 44-14 of the Official Code of Georgia Annotated), and (ii) an absolute present assignment of the rents, issues and profits of the Property.

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15	DEED TO SECURE DEBT

IN WITNESS WHEREOF, THIS DEED TO SECURE DEBT has been executed by Grantor as of the Execution Date.

GRANTOR:

Signed, sealed and	BR ROSWELL, LLC,
delivered in the	a Delaware limited liability company
presence of:
	By:	/s/ Jordan Ruddy
/s/ Illegible Signature	Name:	Jordan Ruddy
Unofficial Witness	Title:	Authorized Signatory

/s/ Dale Pozzi
Notary Public
Commission Expiration Date: 1/28/2017

[Notarial Seal]

Signature Page

DEED TO SECURE DEBT

EXHIBIT A

LEGAL DESCRIPTION

All that tract or parcel of land lying and being in Land Lot 426 of the 1st District, 2nd Section, City of Roswell, Fulton County Georgia and being more particularly described as follows:

To Reach the TRUE POINT OF BEGINNING commence at a nail found on the northerly mitered intersection of the northerly Right of Way of Norcross Street (Variable R/W) and the easterly Right of Way of Frazier Street (Variable R/W); thence running along the easterly Right of Way of Frazier Street (Variable R/W) North 01° 09' 00" East a distance of 97.50 feet to a 1/2” rebar found; thence South 87º 25' 18” East a distance of 1.98 feet to the TRUE POINT OF BEGINNING, from point thus established and running along said Right of Way North 00° 49' 41" East a distance of 618.33 feet to an iron pin set; thence leaving said Right of Way South 88° 59' 39" East a distance of 572.40 feet to an iron pin set; thence South 01° 09' 56" East a distance of 306.45 feet to a 1/2” rebar found; thence North 82° 18' 10" East a distance of 85.64 feet to a 1/2" rebar and cap found; thence North 86° 44' 06" East a distance of 78.09 feet to 1” open top pipe found; thence South 06° 05' 06" West a distance of 399.71 feet to an iron pin set on the northerly Right of Way of Norcross Street (Variable R/W); thence running along said Right of Way the following courses: South 89° 19' 52" West a distance of 42.30 feet to a point; thence running along a curve to the left an arc length of 36.20 feet, (said curve having a radius of 319.00 feet, with a chord bearing of South 86° 04' 49" West, and a chord length of 36.18 feet) to a point; thence along a curve to the right an arc length of 61.20 feet, (said curve having a radius of 1111.26 feet, with a chord bearing of South 84° 24' 25" West, and a chord length of 61.19 feet) to a point; thence along a curve to the right an arc length of 120.72 feet, (said curve having a radius of 1388.01 feet, with a chord bearing of South 87° 43' 38" West, and a chord length of 120.68 feet) to a point; thence North 88° 28' 06" West a distance of 74.44 feet to a point; thence running along a curve to the left an arc length of 29.61 feet, (said curve having a radius of 16313.25 feet, with a chord bearing of North 88° 37' 21" West, and a chord length of 29.61 feet) to a point; thence North 89° 02' 19" West a distance of 91.10 feet to a point; thence running along a curve to the left an arc length of 29.01 feet, (said curve having a radius of 219.00 feet, with a chord bearing of South 87° 10' 01" West, and a chord length of 28.99 feet) to a point; thence South 82° 44' 08" West a distance of 35.47 feet to a point; thence leaving said Right of Way North 00° 23' 37" East a distance of 101.05 feet to a 1/2” rebar found; thence North 86° 37' 42" West a distance of 98.14 feet to a 1/2" rebar found; thence South 00° 26' 40" West a distance of 15.82 feet to a 1/2" rebar found; thence North 87° 25' 18" West a distance of 91.52 feet to the TRUE POINT OF BEGINNING. Said tract contains 10.280 Acres (447,775 Square Feet).

TOGETHER WITH all easements appurtenant to the above described parcel as set forth in that certain Drainage Easement Agreement dated November 14, 2013 among Roswell Commons Group, L.P., Habitat for Humanity of North Fulton, Inc., Norcross Village Homeowners Association, Inc., Roswell Landings Condominium Association, Inc. and Liberty Lofts and Townhomes Association, Inc., filed November 18, 2013, recorded in Deed Book 53351, page 14, Fulton County, Georgia records.

DEED TO SECURE DEBT